UNITED STATES
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event) reported:    September 9, 2008

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd., #125
Sugar Land, Texas 77478
(Address of principal executive offices, including zip code)

voice: (713) 353-9400	fax: (713) 353-9421

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 29, 2008, we entered into a transaction to sell securities to investors as previously reported on our Form 8-K filed on September 2, 2008.  Previously, on May 11, 2008, we entered into a transaction to sell securities to one of the same investors as previously reported on our Form 8-K filed on May 12, 2008.  In connection with our application for a routine listing of the shares of common stock related to the August 29, 2008 transaction, the American Stock Exchange requested that we provide additional documentation to clarify that the aggregate number of shares of common stock that we may issue in connection with the transactions of August 29, 2008 and May 11, 2008 be limited to 19.9% of the total outstanding shares that were outstanding immediately before the May 11, 2008 transaction, unless we later get shareholder approval to exceed that 19.9% limit.  The American Stock Exchange told us to provide the clarification because two offerings were so close together in time (i.e., the two transactions were 110 days apart).  On September 9, 2008, the clarification was made in an amendment to the August 29, 2008 transaction.   The amendment also requires us to have a shareholder meeting to vote on approving more than 19.9% of the outstanding shares for issuance to the investor.  We anticipate having that shareholder meeting within 60 days of the closing of the August 29, 2008 transaction.  We anticipate the August 29, 2008 transaction closing by September 12, 2008.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit
Number	Description

10.1	Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

(signed) _________________

Date: September 9, 2008
By: /s/ Kent Watts

Kent Watts, President, CEO